UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

LL FLOORING HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

F9 INVESTMENTS, LLC

THOMAS D. SULLIVAN

JOHN JASON DELVES

JILL WITTER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 28, 2024, F9 Investments, LLC (“F9”) issued a press release (the “Press Release”) commenting on disclosure made by LL Flooring Holdings, Inc. (the “Company”) that, under the terms of the Company’s asset-backed revolving facility credit agreement, the Company believes that its projected levels of liquidity may not be sufficient to meet the minimum excess availability threshold in the third quarter of 2024. F9 has published the Press Release to its website at www.LLGroove.com. A copy of the Press Release is filed herewith as Exhibit 1. From time to time, F9 or its fellow participants in the proxy solicitation may publish the Press Release, or portions thereof, on social media channels relating to the Company and they may otherwise disseminate the Press Release from time to time.

EXHIBIT 1

F9 Investments Comments on Bombshell LL Flooring Disclosure

LL Flooring’s Projected Liquidity Will Not Be Sufficient to Maintain Compliance with its Credit Agreement as Soon as September, Months Earlier than Previously Estimated

LL Flooring is at Immediate Risk of Running out of Cash and Going Out of Business, Further Reinforcing the Urgent Need for Change at the Board Level

F9’s Three Highly Qualified Nominees – Tom D. Sullivan, Jason Delves, and Jill Witter – Are the Right Individuals to Restore Long-Term Value to LL Flooring

F9 Urges Shareholders to Vote the GOLD Proxy Card “FOR” its Three Highly Qualified Director Nominees and “WITHHOLD” on All LL Flooring Nominees to Protect the Value of Their Investment

FRANKLIN, Tenn. – June 28, 2024 – F9 Investments, LLC (“F9”), which together with its affiliates collectively owns approximately 8.85% of LL Flooring Holdings, Inc. (“LL Flooring” or the “Company”) (NYSE: LL) common stock and is the Company’s largest shareholder, today commented on the Company’s shocking June 28, 2024 filing which revealed that, under the terms of the Company’s asset-backed revolving facility credit agreement (the “Credit Agreement”), the Company now believes that its projected levels of liquidity may not be sufficient to meet the minimum excess availability threshold in the third quarter of 2024.1

In a previous filing on May 8, 2024, the Company had announced its belief that its projected levels of liquidity would be insufficient to maintain compliance with the Credit Agreement in the fourth quarter of 2024.2

[1]	LL Flooring Holdings, Inc. – Form 8-K, 28 June, 2024, accessible at:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001396033/000119312524171336/d860512d8k.htm

[2]	LL Flooring Holdings, Inc. – Form 10-Q, 8 May 2024, accessible at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001396033/000095017024055042/ll-20240331.htm

Tom Sullivan, Chairman of F9, commented, “LL Flooring’s shocking disclosure that its projected liquidity will not be sufficient to maintain compliance with its credit agreement months earlier than previously revealed only further hammers home that urgent change is needed in LL Flooring’s boardroom. It is preposterous for the Board to announce this dire development mere days after communicating to shareholders its strategic plan is working and positions the Company for long-term growth. This Board is burning through cash at a rate that could bankrupt the Company in the third quarter, yet it continues to waste valuable shareholder resources paying high-priced advisors to wage a proxy contest.”

“It should be clear that this Board cannot be left at the helm of LL Flooring if shareholders wish to protect the remaining value of their investments in the Company. F9’s three highly qualified director nominees bring the relevant flooring industry expertise, track records of value creation, shareholder alignment, and actionable plan necessary to stabilize LL Flooring’s business and put it on a path to long-term value creation for the benefit of all shareholders.”

VOTE ON THE GOLD PROXY CARD TODAY “FOR” F9’S NOMINEES TOM SULLIVAN, JASON DELVES, AND JILL WITTER AND “WITHHOLD” ON ALL LL FLOORING NOMINEES AND JERALD HAMMANN

Shareholders must act decisively to safeguard their investment. YOUR VOTE MATTERS, NO MATTER HOW MANY SHARES YOU OWN. We urge all shareholders to protect the value of their investment by voting for F9’s nominees today using the GOLD proxy card.

You can cast your vote online at www.ProxyVote.com or by completing, signing and dating the GOLD proxy card or GOLD voting instruction form and mailing it in the postage paid envelope provided.

If you have not received the GOLD proxy card from F9 and have only received a WHITE proxy card sent to you by the Company, you can still support F9’s nominees using the WHITE proxy card. You can do so by checking the “WITHHOLD” boxes on all of the Company nominees and Jerald Hammann and checking the “FOR” boxes for all F9 nominees – Tom Sullivan, Jason Delves, and Jill Witter.

If you have any questions about how to vote your shares, please contact our proxy solicitor, Campaign Management, by telephone 1-(855) 264-1527 (shareholders) or (212) 632-8422 (banks & brokerages) or by email at info@campaign-mgmt.com.

For more information about F9 and detailed voting instructions, visit our website at www.LLGroove.com.

Solomon Partners Securities, LLC is serving as F9’s financial advisor and Dentons US LLP is serving as its legal advisor.

DISCLAIMER

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of F9 Investments, LLC and its affiliates (“F9”) and are based on publicly available information with respect to LL Flooring Holdings, Inc. (“LL” or the “Company”). F9 recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with F9’s conclusions. F9 reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. F9 disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by LL.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Certain of the Participants (as defined below) currently beneficially own shares of the Company. The Participants and their affiliates may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of F9.

The estimates, projections and potential impact of the opportunities identified by F9 herein are based on assumptions that F9 believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

F9 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. F9 does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

F9 Investments, LLC, Thomas D. Sullivan, John Jason Delves and Jill Witter (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of gold proxy card (as supplemented and amended, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 31, 2024 to be used in connection with the 2024 annual meeting of stockholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND F9’S WEBSITE AT WWW.LLGROOVE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO F9’S PROXY SOLICITOR, CAMPAIGN MANAGEMENT, 15 WEST 38TH STREET, SUITE #747, NEW YORK, NY 10018 (STOCKHOLDERS CAN E-MAIL INFO@CAMPAIGNMANAGEMENT.COM OR CALL TOLL-FREE: (855) 264-1527.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

INVESTOR AND MEDIA CONTACTS

Investors:

Michael Fein

Campaign Management

(212) 632-8422

michael.fein@campaign-mgmt.com

Media:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

F9Investments@gasthalter.com